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                                                              EXHIBIT 9(d)(3)



                       ADDENDUM NUMBER 2 TO THE REMOTE
                    ACCESS AND RELATED SERVICES AGREEMENT

        This Amendment Number 2 effective October 12, 1995 is made to the Remote Access and Related Services Agreement dated December 23, 1994 (the "Remote Agreement") by and between each registered investment company listed on the signature pages hereof, either for itself or, with respect to each such company that is a series investment company, on behalf of each of the series or class named on the signature pages hereof (the "Fund") and THE SHAREHOLDER SERVICES GROUP, INC. ("TSSG"), a Massachusetts corporation with principal offices at One Exchange Place, Boston, Massachusetts 02109.

        WHEREAS, the Fund desires to incorporate any changes or deletions to those registered investment companies listed on the signature page of the Remote Agreement as set forth on the signature page hereof;

        WHEREAS, the Fund desires to use an additional product to the TSSG System known as the Price Rate Capture System (the "PRAT Application"); and

        WHEREAS, TSSG desires to provide the PRAT Application to the Fund solely in conjunction with the Fund's use of the TSSG System;

        In consideration of their mutual promises contained herein, the Fund and TSSG agree to modify the Remote Access and Related Services Agreement (the "Remote Agreement") as follows:

1.      Modify Schedule D to include the attached Exhibit 3 to Schedule D

        The Agreement as modified by this Addendum ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty or other promise not expressly contained herein with respect to the subject matter hereof.

        The parties to this Addendum have caused it to be executed by their duly authorized officers as of the date and year referenced above.

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
AIM EQUITY FUNDS, INC.                                 AIM FUNDS GROUP,
on behalf of the Class A and B Shares of the Retail    on behalf of the Class A and Class B Shares of its
Classes of its AIM Charter Fund and AIM                AIM Balanced Fund, AIM Intermediate Government
Weingarten Fund, and on behalf of the Class A          Fund, AIM Growth Fund, AIM High Yield Fund,
Shares of the Retail Classes of AIM Constellation      AIM Income Fund, AIM Municipal Bond Fund,
Fund and AIM Aggressive Growth Fund Portfolios          AIM Global Utilities Fund and AIM Value Fund
                                                       Portfolios and on behalf of the Class A, Class B and
BY:/s/ Robert H. Graham                                Class C Shares of its AIM Money Market Fund Portfolio
   --------------------------
Title: President                                       By:/s/ Robert H. Graham
      -----------------------                             --------------------------
                                                       Title: President
                                                              ----------------------

                                                       AIM INTERNATIONAL FUNDS, INC.
                                                       on behalf of the Class A and Class B Shares of its
                                                       AIM International Equity Fund, AIM Global
                                                       Aggressive Growth Fund, AIM Global Growth Fund
                                                       and AIM Global Income Fund Portfolios

                                                       By:/s/ Robert H. Graham
                                                          --------------------------
                                                       Title: President
                                                             -----------------------
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
AIM INVESTMENT SECURITIES FUNDS,
on behalf of its AIM Limited Maturity Treasury
Shares

By:/s/ Robert H. GRAHAM
   --------------------------
Title: President
      -----------------------

AIM TAX-EXEMPT FUNDS, INC.,
on behalf of its AIM Tax-Exempt Cash Fund and AIM Tax-Exempt Bond Fund of Connecticut
Portfolios and the AIM Tax-Free Intermediate Shares of its Intermediate Portfolio

By:/s/ Robert H. GRAHAM
   --------------------------
Title: President
      -----------------------

THE SHAREHOLDER SERVICES GROUP,
INC.

By:/s/ JACK PUTNER
   --------------------------
Title: COO - EVP
      -----------------------


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                                  SCHEDULE D
                            OUT-OF-POCKET EXPENSES


The Fund shall reimburse TSSG monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

           o   Microfiche/microfilm production
           o   Magnetic media tapes and freight
           o Telephone and telecommunication costs, including all lease, maintenance and line costs
           o   NSCC transaction charges at $.15/per financial transaction
           o   Shipping, Certified and Overnight mail and insurance
           o   Year-End form production and mailings
           o Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
           o   Duplicating services, as pre-approved by the Fund
           o   Courier services
           o   Due Diligence Mailings
           o   Rendering fees as billed
           o   Overtime, as pre-approved by the Fund
           o   Temporary staff, as pre-approved by the Fund
           o   Travel and entertainment, as pre-approved by the Fund
           o Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
           o   Third party audit review
           o All conversion costs: including System start up costs, but excluding costs associated with conversations between TSSG systems.
           o Such other miscellaneous expenses reasonably incurred by TSSG in performing its duties and responsibilities under this Agreement. Such expenses incurred with consent of the Fund, not to be unreasonably withheld.
           o The costs associated with the Year-End Support Services set forth on the attached Exhibit 1 of this Schedule D.
           o The costs associated with the Broker Dealer Support Services set forth on the attached Exhibit 2 of this Schedule D.
           o The costs associated with the Price Rate Transmission Services set forth on the attached Exhibit 3 of this Schedule D.


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                           EXHIBIT 3 TO SCHEDULE D


Price Rate Capture System Services (PRAT)
- -----------------------------------------
The PRAT Application will accept prices and dividend rates from the Fund Accounting Department of A I M Advisors, Inc. electronically and post them to the TSSG Pricing System. The PRAT Application will run interconnected via Local Area Network hardware and software.

The fees for the PRAT Service shall be as follows:

          o     One Time Set Up Fee           $5,000.

          o     Annual Fee*                   $7,500.


*The annual fee provides system and personnel resources required to support a maximum average of 50 transmissions per month. A charge of $30.00 per transmission will be assessed for all transmissions incurred in excess of the average 2 per day per month.